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                                                                    EXHIBIT 3.13

                    REVISED BYLAWS OF STORAGE EQUITIES, INC.
                    ----------------------------------------


                                   ARTICLE I

                                  Definitions
                                  -----------

     For the purpose of these Bylaws:

     Section 1. "Adviser" shall mean Public Storage Advisers, Inc. or any other entity entering into an agreement to provide Investment advice to and to administer the day-to-day affairs of the corporation.

     Section 2.  "Advisory Contract" shall mean the contract with the Adviser.

     Section 3. "Affiliate" shall mean (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, and (d) if such person is an officer, director or partner, any company for which such person acts in any such capacity.

     Section 4. "Asset Coverage" shall mean the ratio (expressed as a percentage) which the value of the Total Assets of the corporation less the corporation's liabilities (except liabilities for unsecured borrowings), determined in accordance with generally accepted accounting principles, bears to the aggregate amount of all unsecured borrowings of the corporation.

     Section 5. "Bylaws" shall mean these bylaws as amended, restated or modified from time to time. References in these bylaws to "hereof", "herein" and "hereunder" shall be deemed to refer to these bylaws and shall not be limited to the particular article or section in which such words appear.

     Section 6. "Corporation Property" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is owned by, or on behalf of, the corporation.

     Section 7.  "Initial Shareholders" shall mean B. Wayne Hughes and Kenneth
Q. Volk, Jr.

     Section 8. "Mortgages" shall mean mortgages, deeds of trusts or other instruments creating liens on or security interests in real property or on rights or interests, including leasehold interests, in real property.

     Section 9. "Property Management Fee" shall mean that percentage of gross revenues from properties which is payable as compensation for managing some or all of the properties in which the corporation invests.

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     Section 10.  "REIT Provisions of the Internal Revenue Code" shall mean
Sections 856 through 860 of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes and regulations promulgated thereunder.

     Section 11. "Securities" shall mean any stock, shares, voting trust certificates, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, interest or participation in a profit-sharing agreement, investment contract, or in general any instruments commonly known as "securities", or any certificates of interest, shares or participations in, temporary or interim certificates for, or any option, warrant or right to subscribe to, purchase or acquire any of the foregoing.

     Section 12. "securities of the corporation" shall mean any securities issued by the corporation.

     Section 13. "shareholders" shall mean, as of any particular time, all holders of record of outstanding shares at such time.

     Section 14. "shares" shall mean shares of the common stock of the corporation.

     Section 15. "Total Assets" of the corporation shall mean the value of the Corporation Property appearing on the most recent balance sheet of the corporation, prepared in accordance with generally accepted accounting practices, without deduction for Mortgages or other security interests to which such assets are subject, or liabilities of the corporation (as shown on such balance sheet) and without deduction for accumulated depreciation, depletion, and amortization, but after provision for bad debt loss and any other similar reserves.

     Section 16.  General.  Whenever a term is defined in these bylaws in the
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singular, the plural of such term may also be used in these bylaws as a defined term and, similarly, whenever a term is defined in the plural, the singular of such term may also be used as a defined term hereunder.


                                   ARTICLE II

                                    Offices
                                    -------

     Section 1.  Principal Executive Office.  The principal executive office for
                 --------------------------
the transaction of the business of the corporation is hereby fixed and located at 94 South Los Robles Avenue, in the City of Pasadena, County of Los Angeles, State of California. The board of directors may change the principal executive office from one location to another. Any such change shall be noted on the bylaws opposite this section, or this section may be amended to state the new location.

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     Section 2.  Other Offices.  The board of directors may at time establish
                 -------------
branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                  ARTICLE III

                            Meetings of Shareholders
                            ------------------------

     Section 1.  Place of Meetings.  Meetings of shareholders shall be held at
                 -----------------
any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     Section 2.  Annual Meeting.  The annual meeting of shareholders shall be
                 --------------
held each year on a date and at a time designated by the board of directors.
The date so designated shall be within five (5) months after the end of the fiscal year of the corporation and within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected and any other proper business may be transacted.

     Section 3.  Special Meeting.  A special meeting of the shareholders may be
                 ---------------
called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholder holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article III, that a meeting will be held at the time requested by the person or persons calling the meeting but not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

     Section 4.  Notice of Shareholders' Meetings.  All notices of meetings of
                 --------------------------------
shareholders shall be sent or otherwise given in accordance with Section 5 of this Article III not less than ten (10) (or thirty (30) if given by third class mail) nor more than sixty (60) days before the date of the meeting. The

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notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or
(ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect material financial interest within the meaning of Section 310 of the California General Corporation Law, (ii) an amendment of the articles of incorporation pursuant to
Section 902 of that Law, (iii) a reorganization of the corporation pursuant to
Section 1201 of that Law, (iv) a voluntary dissolution of the corporation pursuant to Section 1900 of that Law, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to
Section 2007 of that Law, the notice shall also state the general nature of that proposal.

     Section 5.  Manner of Giving Notice; Affidavit of Notice.  Notice of any
                 --------------------------------------------
meeting of shareholders shall be given either personally or by first-class mail, or if the corporation has outstanding shares held of record by five hundred
(500) or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders' meeting, it may be given by third class mail, or such notice may be given by telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder

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at the principal executive office of the corporation for a period of one (1)
year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     Section 6.  Quorum.  The presence in person or by proxy of the holders of a
                 ------
majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7.  Adjourned Meeting; Notice.  Any shareholders' meeting, annual
                 -------------------------
or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this
Article III.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article III. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 8.  Voting.  Unless a record date set for voting purposes be fixed
                 ------
as provided in Section 11 of this Article III, then subject to the provisions of
Section 702 to Section 704, inclusive, of the California General Corporation Law (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote with the exception that shareholders have

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cumulative voting rights with respect to the election of the corporation's board of directors in accordance with the California General Corporation Law, as described in the following paragraph of this Section 8. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the articles of incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 9.  Waiver of Notice or Consent by Absent Shareholders.  The
                 --------------------------------------------------
transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy, or who, though present, has at the beginning of the meeting properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice but not so included, signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken

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or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article III, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10.  Shareholder Action by Written Consent Without a Meeting.  Any
                  -------------------------------------------------------
action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article
III. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect material financial interest pursuant to
Section 310 of the California General Corporation Law, (ii) indemnification of agents of the corporation pursuant to Section 317 of that Law, (iii) a reorganization of the corporation pursuant to Section 1201 of that Law, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of that Law, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     Section 11.  Record Date for Shareholder Notice, Voting, and Giving
                  ------------------------------------------------------
Consents.  For purposes of determining the shareholders entitled to notice of
--------
any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date which

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shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

     If the board of directors does not so fix a record date:

     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

     Section 12.  Proxies.  Every person entitled to vote for directors or on
                  -------
any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.

     Section 13.  Inspectors of Election.  Before any meeting of shareholders,
                  ----------------------
the board of directors may appoint any

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persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

     (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

     (b) receive votes, ballots or consents;

     (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes or consents;

     (e) determine when the polls shall close;

     (f)  determine the result; and

     (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE IV

                                   Directors
                                   ---------

     Section 1.  Powers.  Subject to the provisions of the California General
                 ------
Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     Without prejudice to these general powers and subject to the same limitations, the directors shall have the power to:

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     (a) select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation and with these bylaws; fix their compensation; and require from them security for faithful service;

     (b) change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting or meetings, including annual meetings;

     (c) adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

     (d) authorize the issuance of securities of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received;

     (e) subject to Section 2, borrow money and incur indebtedness on behalf of the corporation and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, Mortgages, pledges, hypothecations and other evidences of debt and securities;

     (f) enter into any Property Management Agreements necessary in the sole judgment of the directors; and

     (g) enter into an Advisory Contract, which must be terminable by the corporation upon 60 days' written notice, with an Adviser for an initial term of not to exceed two years, which term may be extended for successive one year terms.

     So long as it is in the best interests of the corporation and the shareholders, the directors shall endeavor to cause investments to be made in such a manner as to comply with the REIT provisions of the Internal Revenue Code with respect to composition of the corporation's investments, derivation of its income, and method of its operations.

     In the exercise of their powers, the directors shall have full authority and power (without liability for loss) to authorize any and all investments within the limitations of these bylaws, that they, in their absolute discretion, shall determine.

     Section 2.  Limitation on Directors' Authority.  The directors shall not
                 ----------------------------------
authorize or permit the incurrence of any

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obligation by the corporation which would cause the corporation's Asset Coverage to become less than three hundred percent (300%).

     Section 3.  Number and Qualification of Directors.  The number of directors
                 -------------------------------------
of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; subject, however, to such additional voting requirement or limitation as is imposed under applicable law in the case of an amendment reducing the number of directors to a number less than five (5).

     Section 4.  Election and Term of Office of Directors.  Directors shall be
                 ----------------------------------------
elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 5.  Vacancies.  Vacancies in the board of directors may be filled
                 ---------
by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that the directors may not fill a vacancy created by the removal of a director. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires unanimous consent of the shareholders.

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the

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board of directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Section 6.  Place of Meetings and Meetings by Telephone.  Regular meetings
                 -------------------------------------------
of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or, if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     Section 7.  Annual Meeting.  Immediately following each annual meeting of
                 --------------
shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

     Section 8.  Other Regular Meetings.  Other regular meetings of the board of
                 ----------------------
directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

     Section 9.  Special Meetings.  Special meetings of the board of directors
                 ----------------
for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the

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meeting is to be held at the principal executive office of the corporation.

     Section 10.  Quorum.  A majority of the authorized number of directors
                  ------
shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article IV. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the California General Corporation Law (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Law (as to appointment of committees), and Section 317(e) of that Law (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 11.  Waiver of Notice.  The transactions of any meeting of the
                  ----------------
board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12.  Adjournment.  A majority of the directors present, whether or
                  -----------
not constituting a quorum, may adjourn any meeting to another time and place.

     Section 13.  Notice of Adjournment.  Notice of the time and place of
                  ---------------------
holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 9 of this Article IV to the directors who were not present at the time of the adjournment.

     Section 14.  Action Without Meeting.  Any action required or permitted to
                  ----------------------
be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     Section 15.  Fees and Compensation of Directors.  Directors and members of
                  ----------------------------------
committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. The compensation for directors other than the Initial Shareholders during the first fiscal year shall be $6,000 per year plus $200 per meeting per director. This Section 15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.
All directors will be reimbursed for reasonable expenses.

     Section 16.  Relation of Directors to the Adviser.  No more than 49% of the
                  ------------------------------------
total number of directors may be Affiliates of the Adviser; provided, however, that if at any time the percentage of the directors who are Affiliates of the Adviser becomes, by reason of one or more vacancies in the office of director or otherwise, more than 49% of the total number of directors then in office, then within 60 days of the occurrence of such event the remaining director or directors in office shall appoint, pursuant to Section 5 of this Article IV, a sufficient number of other individuals as directors so that there is again no more than 49% of the total number of directors then in office who are Affiliates of the Adviser.


                                   ARTICLE V

                                   Committees
                                   ----------

     Section 1.  Committees of Directors.  The board of directors may, by
                 -----------------------
resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

     (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

     (b) the filling of vacancies on the board of directors or in any committee;

     (c) the fixing of compensation of the directors for serving on the board or on any committee;

     (d) the amendment or repeal of bylaws or the adoption of new bylaws;

     (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

     (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

     (g) the appointment of any other committees of the board of directors or the members of these committees.

     Section 2.  Meetings and Action of Committees.  Meetings and action of
                 ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article IV of these bylaws, Sections 6 (place of meetings), 8 (regular meetings), 9 (special meetings and notice), 10 (quorum), 11 (waiver of notice), 12 (adjournment), 13 (notice of adjournment), and 14 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                   ARTICLE VI

                                    Officers
                                    --------

     Section 1.  Officers.  The officers of the corporation shall include a
                 --------
president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. If there is a treasurer, he shall be the chief financial officer unless some other person is so appointed by the board of directors. Any number of offices may be held by the same person.

     Section 2.  Election of Officers.  The officers of the corporation, except
                 --------------------
such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VI, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3.  Subordinate Officers.  The board of directors may appoint, and
                 --------------------
may empower the chairman of the board or president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

     Section 4.  Removal and Resignation of Officer.  Subject to the rights, if
                 ----------------------------------
any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 5.  Vacancies in Offices.  A vacancy in any office because of
                 --------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     Section 6.  Chairman of the Board.  The chairman of the board, if such an
                 ---------------------
officer be elected, shall, if present, preside at meetings of the board of directors and meetings of the shareholders and shall exercise such other powers and perform such other duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this
Article VI. The chairman of the board may be the chief executive officer of the corporation, notwithstanding that there is a president, if the board of directors so determines.

     Section 7.  President.  Subject to such supervisory powers, if any, as may
                 ---------
be given by the board of directors to the chairman of the board, if there be such an officer, the president shall, subject to the control of the board of directors, have the powers of general supervision, direction and control of the business and the officers of the corporation. In the absence of the chairman of the board, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws. The president shall be the chief executive officer of the corporation unless the chairman of the board, if any, is so designated.

     Section 8.  Vice Presidents.  In the absence or disability of the
                 ---------------
president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws and the president or the chairman of the board, if any.

     Section 9.  Secretary.  The secretary shall keep or cause to be kept, at
                 ---------
the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings.

     The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

     Section 10.  Chief Financial Officer.  The chief financial officer shall
                  -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.


                                  ARTICLE VII

                         Indemnification of Directors,
                      Officers, Employees and Other Agents
                      ------------------------------------

     Section 1.  Agents, Proceedings and Expenses.  For the purposes of this
                 --------------------------------
Article, "agent" means any person who is or was a director, officer, employee or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

     Section 2.  Actions Other Than by the Corporation.  This corporation shall
                 -------------------------------------
indemnify any person who was or is a party, or is threatened to be made a party, to any proceedings (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3.  Actions by the Corporation.  This corporation shall indemnify
                 --------------------------
any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

     (a) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person's duty to this corporation, unless and only to the extent that the court in which that action is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

     (b) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (c) of expenses incurred in defending threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 4.  Successful Defense by Agent.  To the extent that an agent of
                 ---------------------------
this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 5.  Required Approval.  Except as provided in Section 4 of this
                 -----------------
Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

     (a) a majority vote of a quorum consisting of directors who are not parties to the proceeding;

     (b) approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

     (c) the court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

     Section 6.  Advances of Expenses.  Expenses incurred in defending any
                 --------------------
proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

     Section 7.  Other Contractual Rights.  Nothing contained in this Article
                 ------------------------
shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

     Section 8.  Limitations.  No indemnification or advance shall be made under
                 -----------
this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

     (a) that it would be inconsistent with a provision of the articles, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9.  Insurance.  Upon and in the event of a determination by the
                 ---------
board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the obligation to indemnify the agent against that liability under the provisions of this Article.

     Section 10.  Fiduciaries of Corporate Employee Benefit Plan.  This Article
                  ----------------------------------------------
does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in
Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law.

                                 ARTICLE VIII

                               Investment Policy
                               -----------------

          Section 1.  Statement of Investment Policy.  Subject to the
                      ------------------------------
prohibitions contained in Section 2 of this Article, the general investment policy of the corporation shall be to invest the assets of the corporation in existing mini-warehouses. Up to ten percent (10%) of the net assets of the corporation may also be invested in improved property used for other commercial or industrial purposes.

          Section 2.  Investment Prohibitions.  The corporation may not:
                      -----------------------

          (a)  Invest in commodities;

          (b) Invest in non-income-producing property, provided that the corporation is not limited in the extent to which it may invest in (i) property being developed, (ii) property scheduled to be developed within one year, or
(iii) property which is incidental to income-producing real property owned by, or securing a Mortgage held by, the corporation;

          (c) Make loans secured by junior Mortgages unless (i) the indebtedness is convertible into, or accompanied by a right to convert it into, an equity interest in the property at a conversion rate based upon its fair market value at the time the loan is made as determined by an independent appraisal, and (ii) the total indebtedness on the property, including the corporation's junior loan, does not exceed 85% of the fair market value of the property at the time the junior Mortgage loan is made by the corporation, as determined by an independent appraisal;

          (d) Engage in short sales or trading activities in securities, except for purposes of hedging the corporation's short-term investments;

          (e) Engage in underwriting or agency distribution of securities issued by others;

          (f) Acquire securities in any company whose primary business is holding investments or engaging in activities prohibited by this Section 2;

          (g) Acquire investments in any property in which the Initial Shareholders, their Affiliates, or any of the corporation's officers and directors have an interest or sell property to any of such persons unless the transaction (i) is approved by a majority of disinterested directors, and (ii) is fair to the corporation, based on an independent appraisal; provided that either of the Initial Shareholders or any of their Affiliates may purchase an interest in its own name and temporarily hold title thereto for purposes of facilitating the acquisition of such interest for the corporation. If the Adviser or any of its Affiliates has an interest in a property, any director of the corporation who is an Affiliate of the Adviser shall not be deemed to be disinterested;

          (h) Issue debt securities in a public offering unless the Company's "cash flow" (which for this purpose shall mean net income, exclusive of extraordinary items, plus depreciation) for the most recent twelve months for which financial statements are available, adjusted to give effect to the anticipated use of the proceeds from the proposed sale of debt securities would be sufficient to service the interest on such securities;

          (i) Issue "redeemable securities" as defined in the Investment Company Act of 1940 or assessable securities, provided that the corporation's right to recover the unpaid purchase price of securities or the remainder of the consideration to be paid therefor shall not be limited; or

          (j) Issue warrants, options or similar evidences of a right to purchase the corporation's securities (i) to the Adviser or any of its Affiliates, (ii) at exercise prices less than the fair market value of such securities on the date of the grant of the option or other right; provided that the foregoing shall not apply to options granted under an employee stock option or similar plan if (A) the plan is approved by the vote of the holders of a majority of the shares, (B) the number of shares subject to options under such a plan shall not exceed 10% of the then outstanding shares and (C) any such option will have an exercise price of not less than 85% of the fair market value of the share on the date of grant of the option or other right.

          Section 3.  Fees.  The Initial Shareholders and their Affiliates shall
                      ----
not be paid by the corporation or by any person or entity acting on its behalf, any finder's fees or real estate commissions in connection with the acquisition or disposition of the corporation's real property investments.


                                   ARTICLE IX

                             Independent Activities
                             ----------------------

          Section 1.  Statement re Independent Activities.
                      -----------------------------------

          (a) Except as otherwise prohibited or limited by this Section, the Initial Shareholders, any director, officer, employee or agent of the corporation, and any Affiliate of the foregoing, may have business interests and engage in business activities in addition to those relating to the corporation, which interests and activities may be similar to, or in competition with, those of the corporation, provided that so long as the Initial Shareholders are affiliated with the corporation, neither they nor any of their Affiliates will invest, or offer to others the opportunity to invest, in any improved mini-warehouses unless the opportunity to invest in such property has been presented to, and rejected by (or not accepted within a reasonable period of time), the corporation. This restriction is not applicable to any properties as to which any of the Initial Shareholders or their Affiliates have entered into before November 18, 1980, a contract, agreement in principle or letter of intent. The Initial Shareholders, any director, officer, or agent of the corporation, and any Affiliate of the foregoing, may invest in other types of improved property, and in unimproved property acquired for mini-warehouse construction, without obligation to make such opportunities available to the corporation.

          (b) Subject to the other provisions of these bylaws, any director, officer, employee or agent of the corporation may be interested as an officer, director, stockholder, partner, trustee, member, adviser or employee of, or otherwise have a direct or indirect interest in, any entity which may be engaged to render advice or services to the corporation of every nature, kind and description, including but not limited to real estate brokerage, mortgage brokerage, property management, mortgage or property investigation or appraisal, investment selection, administrative, managerial, record keeping and agency services of all kinds and may receive compensation from any or all of the entities referred to, as well as compensation as a director, officer, employee or agent of the corporation. None of the activities referred to in this paragraph shall be deemed to conflict with the duties or powers of a director, officer, employee or agent of the corporation in such capacity.

          (c) Any director, officer, employee or agent of the corporation may acquire, own, hold and dispose of securities of the corporation, for his individual account, and may exercise all rights of a holder of such securities to the same extent and in the same manner as if he were not such a director, officer, employee or agent.


                                   ARTICLE X

                              Records and Reports
                              -------------------

          Section 1.  Maintenance and Inspection of Share Register.  The
                      --------------------------------------------
corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

          A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and
(ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

          Section 2.  Maintenance and Inspection of Bylaws.  The corporation
                      ------------------------------------
shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

          Section 3.  Maintenance and Inspection of Other Corporate Records.
                      -----------------------------------------------------
The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation, if any.

          Section 4.  Inspection by Director.  Every director shall have the
                      ----------------------
absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section 5.  Annual Report to Shareholders.  The board of directors
                      -----------------------------
shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be sent at least fifteen (15) (or if sent by third-class mail, thirty-five (35)) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article III of these bylaws for giving notice to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by any report of independent accountants.

          Section 6.  Disclosure on Distribution.  Any distribution of income or
                      --------------------------
capital assets of the corporation to holders of securities of the corporation other than its promissory notes shall be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances shall accompany the distribution and the written statement disclosing the source of the funds distributed shall be sent to such holders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

          Section 7.  Financial Statements.  If the holder or holders of at
                      --------------------
least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year within one hundred twenty (120) days after the close of such fiscal year, the statements which were to be contained in such annual report shall likewise be delivered or mailed to any shareholder or shareholders requesting such statements within thirty (30) days after receipt by the corporation of a written request for such statements. A copy of such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement.

          The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

          Section 8.  Annual Statement of General Information.  The corporation
                      ---------------------------------------
shall, during the period commencing on March 1st and ending on August 31st in each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the number of vacancies, if any, on the board of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or, if the principal executive office is not in California, its principal business office in California, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Corporations Code of California.


                                   ARTICLE XI

                           General Corporate Matters
                           -------------------------

          Section 1.  Record Date for Purposes Other than Notice and Voting.
                      -----------------------------------------------------
For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

          If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

          Section 2.  Checks, Drafts, Evidence of Indebtedness.  All checks,
                      ----------------------------------------
drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors.

          Section 3.  Corporate Contracts and Instruments; How Executed.  The
                      -------------------------------------------------
board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 4.  Certificates for Shares.  A certificate or certificates
                      -----------------------
for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates for shares which are partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board, or the president or vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

          Section 5.  Lost Certificates.  Except as provided in this Section 5,
                      -----------------
no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

          Section 6.  Representation of Shares of Other Corporations.  The
                      ----------------------------------------------
chairman of the board, the president or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

          Section 7.  Redemption and Stop Transfer for Tax Purposes.  If the
                      ---------------------------------------------
directors shall, at any time and in good faith, be of the opinion that ownership of securities of the corporation has or may become concentrated to an extent that may prevent the corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code, then the directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of securities of the corporation sufficient, in the opinion of the directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for securities of the corporation so called for redemption, on the date fixed for redemption, shall be the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the corporation or if there be no such bid and asked quotations, as determined by the board of directors in good faith. From and after the date fixed for redemption by the directors, the holder of any securities of the corporation so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such securities of the corporation, other than the right to payment of the redemption price determined as aforesaid.

          Section 8.  Provisions in Conflict with Law or Regulations.  The
                      ----------------------------------------------
provisions of these bylaws are severable, and if the directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code or with other applicable federal or California laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these bylaws; provided, however, that such determination by the directors shall not affect or impair any of the remaining provisions of these bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of directors) prior to such determination. Such determination shall become effective when a certificate signed by a majority of the directors setting forth any such determination and reciting that it was duly adopted by the directors, shall be filed with the books and records of the corporation. The directors shall not be liable for failure to make any determination under this Section. Nothing in this Section shall in any way limit or affect the right of the directors or the shareholders to amend these bylaws.

          Section 9.  Construction.  Unless the context requires otherwise, the
                      ------------
general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these bylaws.


                                  ARTICLE XII

                                   Amendments
                                   ----------

          Section 1.  Amendment by Shareholders.  New bylaws may be adopted or
                      -------------------------
these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

          Section 2.  Amendment by Directors.  Subject to the rights of the
                      ----------------------
shareholders as provided in Section 1 of this Article XII, to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors, provided, however, that the board of directors may adopt a bylaw or amend a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3 of Article IV of these bylaws, and provided further that bylaws relating to the corporation's permissible Asset Coverage (Article IV, Section 2), to the corporation's investment policy (Article VIII), to the independent activities of the Initial Shareholders, directors, officers, employees and agents of the corporation and of Affiliates of the foregoing, (Article IX, Section 1), and to the corporation's qualification as a real estate investment trust (Article XI, Section 7), may not be amended or repealed without the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Amendment to Section 2 of Article III of the Bylaws of Storage Equities, Inc. Adopted by the Board of Directors of Storage Equities, Inc. on May 31, 1983:

          Section 2.  Annual Meeting.  The annual meeting of shareholders shall
                      --------------
          be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected and any other business may be transacted.

Amendment to Bylaws of Storage Equities, Inc. Adopted by the Shareholders of Storage Equities, Inc. on August 19, 1983:

          RESOLVED: That Section 1 of Article VIII of the corporation's bylaws is hereby amended to read as follows:

               "Section 1.  Statement of Investment Policy.  Subject to the
                            ------------------------------
               prohibitions contained in Section 2 of this Article, the general investment policy of the corporation shall be to invest the assets of the corporation in existing miniwarehouses. The corporation may also invest in improved property to be used for other purposes provided, however, that no investment shall be made in any such non-miniwarehouse property if it would cause the corporation's total investment in all non-miniwarehouse properties, as of the time of acquisition, to equal more than 40% of the corporation's total assets."

          RESOLVED FURTHER: That paragraph (c) of Section 2 of Article VIII of the bylaws of this corporation is hereby deleted in its entirety.

          RESOLVED FURTHER: That Section 1 of Article IX of the bylaws of this corporation is hereby amended to read as follows:

               "Section 1.  Statement re Independent Activities.
                            -----------------------------------

               (a) Except as otherwise prohibited or limited by law or by contract, the Initial Shareholders, any director, officer, employee or agent of the corporation, and any Affiliate of the foregoing, may have business interests and engage in business activities in addition to those relating to the corporation, which interests and activities may be similar to, or in competition with, those of the corporation."

          RESOLVED FURTHER: That Section 2 of Article XII of the bylaws of this corporation is hereby amended to read as follows:

               "Section 2.  Amendment by Directors.  Subject to the rights of
                            ----------------------
               the shareholders as provided in Section 1 of this Article XII, to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors, provided, however, that the board of directors may adopt a bylaw or amend a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3 of Article IV of these bylaws, and provided further that bylaws relating to the corporation's permissible Asset Coverage (Article IV, Section 2), to the corporation's investment policy (Article VIII), and to the corporation's qualification as a real estate investment trust (Article XI, Section 7) may not be amended or repealed without the vote or written consent of holders of a majority of the outstanding shares entitled to vote."

Amendments to Bylaws of Storage Equities, Inc. Adopted by the Board of Directors on October 7, 1983.

          WHEREAS: The Board of Directors of this corporation considers it to be in the best interests of the corporation to increase the authorized number of directors of the corporation from seven (7) to eight (8); and

          WHEREAS: The corporation's bylaws permit the Board of Directors to designate the number of directors of the corporation provided that such number is within the range of not less than five (5) nor more than nine (9).

          NOW, THEREFORE, BE IT RESOLVED: That the second sentence of Section 3 of Article IV of the corporation's bylaws is hereby amended to read as follows:

               "The exact number of directors shall be eight (8) until changed within the limits specified above, by a bylaw amending this
               Section 3, duly adopted by the board of directors or by the shareholders."

Amendment to Bylaws of Storage Equities, Inc. Adopted by the Shareholders of Storage Equities, Inc. on May 15, 1985:

          RESOLVED: That Article VI of the corporation's bylaws is hereby amended to add Section 11 which shall read as follows:

               "Section 11.  Officer Loans and Guaranties.  Without limiting any
                             ----------------------------
               other powers of the corporation or the board of directors with respect to loans, guaranties or employee benefit plans, if the corporation has outstanding shares held of record by 100 or more persons (determined as provided in the California General Corporation Law) on the date of approval by the board of directors, the corporation may make loans to limited partnerships or other entities affiliated with any officer of the corporation, whether or not the officer is also a director, upon the approval of the board of directors alone (by a vote sufficient without counting the vote of any interested director or directors) if the board of directors determines that such a loan may reasonably be expected to benefit the corporation and considers that the loan is a favorable investment opportunity for the corporation."

Amendment to Bylaws of Storage Equities, Inc. Adopted by the Shareholders of Storage Equities, Inc. on July 11, 1989.

          RESOLVED: That Section I of Article VIII of the corporation's bylaws is hereby amended to read as follows:

               "Section 1.  Statement of Investment Policy.  Subject to the
                            ------------------------------
               prohibitions contained in Section 2 of this Article, the general investment policy of the corporation shall be to engage in any lawful activity for which a corporation may be organized under applicable law."

          Amendment to Bylaws of Storage Equities, Inc. Adopted by the Board of Directors on May 14, 1992


          WHEREAS: The Board of Directors of this corporation considers it to be in the best interests of the corporation to decrease the authorized number of directors of the corporation from eight (8) to seven (7); and

          WHEREAS: The corporation's Bylaws permit the Board of Directors to designate the number of directors of the corporation provided that such number is within the range of not less than five (5) or more than nine (9).

          NOW, THEREFORE, BE IT RESOLVED: That the second sentence of Section 3 of Article IV of the corporation's Bylaws is hereby amended to read as follows:

          "The exact number of directors shall be seven (7) until changed within the limits specified above, by a bylaw amending this section 3, duly adopted by the board of directors or by the shareholders."

                 AMENDMENT TO BYLAWS OF STORAGE EQUITIES, INC.
              ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 31, 1993


          WHEREAS: The Board of Directors of this corporation considers it to be in the best interests of the corporation to increase the authorized number of directors of the corporation from seven (7) to eight (8); and

          WHEREAS: The corporation's Bylaws permit the Board of Directors to designate the number of directors of the corporation provided that such number is within the range of not less than five (5) or more than nine (9).

          NOW, THEREFORE, BE IT RESOLVED: That the second sentence of Section 3 of Article IV of the corporation's Bylaws is hereby amended to read as follows:

          "The exact number of directors shall be eight (8) until changed within the limits specified above, by a bylaw amending this section 3, duly adopted by the board of directors or by the shareholders."

                  AMENDMENT TO BYLAWS OF PUBLIC STORAGE, INC.
                  (FORMERLY KNOWN AS STORAGE EQUITIES, INC.)
               ADOPTED BY BOARD OF DIRECTORS ON DECEMBER 7, 1995


     Resolved: That Section 7 of Article XI of the corporation's bylaws is hereby amended to add the following at the end of such Section 7:

"[subsections (a) through (k) are deliberately omitted]

(l)  OWNERSHIP LIMITATIONS - PREFERRED STOCK
     ---------------------------------------

     (i) Except as provided in subparagraph (n) of this Section 7 of Article XI and the last sentence of this subparagraph (l), no Person shall Acquire or Beneficially Own shares of any series of Preferred Stock in excess of the Ownership Limit set forth in this subparagraph (l)(i). In the case of any series of Preferred Stock, the Ownership Limit is 9.9% of the outstanding shares of such series of Preferred Stock.

     The limitation set forth in this subparagraph (l)(i) of this Section 7 of
Article XI shall apply only to an Acquisition or Transfer of Stock or other event with respect to Stock occurring subsequent to the effective date of the merger of Public Storage Management, Inc. with and into this corporation. Notwithstanding anything to the contrary in this Section 7 of Article XI, no Person shall be deemed to exceed the Ownership Limit set forth in this subparagraph (l)(i) solely by reason of the Beneficial Ownership of shares of any class of Stock to the extent such shares of Stock were Beneficially Owned by such Person on the effective date of the merger of Public Storage Management, Inc. with and into this corporation (but the Beneficial Ownership of any such shares of Stock shall be taken into account in determining whether any subsequent Transfer, Acquisition or other event violates this subparagraph
(l)(i)).

     (ii) Notwithstanding any other provisions contained in the corporation's Articles of Incorporation or bylaws, no Person shall Acquire or Beneficially Own shares of any class of Stock of this corporation to the extent that, if effective, such Acquisition or Beneficial Ownership would result in this corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the purported Acquisition, Transfer or other event takes place during the second half of a taxable year) or otherwise would result in this corporation failing to qualify as a REIT.

(m)  REMEDIES
     --------

     (i) If, notwithstanding the other provisions contained in this Section 7 of
Article XI, at any time after the effective date of the merger of Public Storage Management, Inc. with and into this corporation, there is a purported Transfer, Acquisition, change in the capital structure of this corporation or other event (including, without limitation, a change in the relationship between two or more Persons that causes the application of Section 544 of the Code, as modified by Section 856(h)), that, if effective, would result in the violation of one or more of the restrictions on ownership and transfer described in subparagraph (l) of the Section 7 of Article XI, then (1) in the case of a Transfer or Acquisition, that number of shares of Stock purported to be Transferred or Acquired that otherwise would cause such Person to violate subparagraph (l) (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in subparagraph (t) of this Section 7 of Article XI, effective as of the close of business on the day immediately prior to the date of such purported Transfer or Acquisition, and such Person shall acquire no rights in such shares of Stock;
(2) in the case of any event other than a Transfer or Acquisition ("Beneficial Ownership Event"), that number of shares of Stock that would be owned by Persons (the "Affected Persons") as a result of such Beneficial Ownership Event that otherwise would violate subparagraph (l) of this Section 7 of Article XI (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in subparagraph
(t) of this Section 7 of Article XI, effective as of the close of business on the day immediately prior to such Beneficial Ownership Event, and such Affected Persons shall acquire no rights (or have no continuing rights) in such shares of Stock; or (3) if the transfer to the Trust described in either clause (1) or clause (2) hereof would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violations of subparagraph (l) of this Section 7 of Article XI, then the Transfer, Acquisition, or other Beneficial Ownership Event that would otherwise cause such Person to violate subparagraph (l) of this
Section 7 of Article XI shall be void ab initio.

     (ii) Notwithstanding the other provisions hereof, any Transfer or Acquisition of shares of Stock that, if effective, would result in the Stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

     (iii)  In addition to, and without limitation by, subparagraphs (m)(i)
and (m)(ii) above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer, Acquisition or other event has taken place in violation of subparagraph (l) of this Section 7 of Article XI or that a Person intends to Acquire, has attempted to Acquire, or may Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Stock in violation of subparagraph
(l) of this Section 7 of Article XI, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing this corporation to refuse to give effect to such Transfer or other event on the books of this corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or Acquisition (or, in the case of events
--------  -------
other than a Transfer or Acquisition, ownership or Beneficial Ownership) in violation of subparagraph (l) of this Section 7 of Article XI shall automatically result in the transfer to the Trust described in subparagraph
(m)(i), irrespective of any action (or non-action) by the Board of Directors.

     (iv) Nothing contained in this subparagraph (m) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect this corporation and the interests of its stockholders by preservation of this corporation's status as a REIT.

(n)  WAIVERS AND EXCEPTIONS
     ----------------------

     (i) Subject to subparagraph (l)(ii) of this Section 7 of Article XI, the Board of Directors, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to any series of Preferred Stock set forth in subparagraph (l)(i), subject to the following conditions and limitations: (A) the Board of Directors shall have determined that, after giving effect to (x) an acquisition by such Person of Beneficial Ownership of the maximum amount of Preferred Stock permitted as a result of the exception to be granted and (y) assuming that the four other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) for of the Code and who would Beneficially Own the largest amounts of the Stock of this corporation (determined by value) Beneficially Own the maximum amount of Preferred Stock permitted under subparagraph (l) of this Section 7 of Article XI (or if greater, any exception granted under this subparagraph (n)(i) to (or with respect to) such Persons), this corporation would not be "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the purported Acquisition, Transfer or other event takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and
(B) such Person provides to the Board of Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Stock not subject to the exception), and such Person agrees that any violation of such representations and undertakings or attempted violation thereof will result in the application of the remedies set forth in subparagraph (m)(i) with respect to shares of Stock held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (n)(i)). If a member of the Board of Directors requests that the Board of Directors grant an exception to the Ownership Limit with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial Owner of shares of Stock owned by such Person, such member of the Board of

Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

     (ii) Subject to subparagraph (l)(ii) of this Section 7 of Article XI, in addition to exceptions permitted under subparagraph (n)(i) above, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) and such Person provides to the Board of Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require, and such Person agrees that any violation of such representations and undertakings or attempted violation thereof will result in the application of the remedies set forth in subparagraph (m)(i) with respect to shares of Stock held in excess of the Ownership Limit with respect to such Person (determined without regard to the exemption granted under this subparagraph (n)(ii)).

     (iii) Prior to granting any exception or exemption pursuant to subparagraph (n)(i) or (n)(ii), the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure this corporation's status as a REIT, provided, however, that obtaining a favorable
                                --------  -------
ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

(o)  CERTAIN DEFINITIONS
     -------------------

     Unless the context otherwise requires, the terms defined in this subparagraph (o) shall have, for all purposes of subparagraphs (l) through (v) of this Section 7 of Article XI, the meaning specified herein (with terms defined in the singular having comparable meanings when used in the plural).

     Acquire.  The term "Acquire" shall mean the acquisition of Beneficial
     -------
Ownership of shares of Stock by any means, including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner (if the acquisition would have been effective), as defined below. The term "Acquisition" shall have the correlative meaning.

     Beneficial Ownership.  The term "Beneficial Ownership" shall mean ownership
     --------------------
of Preferred Stock by a Person who is or would be treated as an owner of such Stock either directly, indirectly or constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

     Charitable Beneficiary.  The term "Charitable Beneficiary" shall mean one
     -----------------------
or more beneficiaries of the Trust as determined pursuant to subparagraph (t) of this Section 7 of Article XI, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

     Code.  The term "Code" shall mean the Internal Revenue Code of 1986, as
     ----
amended from time to time.

     IRS.  The term "IRS" shall mean the United States Internal Revenue Service.
     ---

     Market Price.  The term "Market Price" shall mean, with respect to any
     ------------
class of Stock, the last reported sales price on the NYSE of shares of such class of Stock on the day immediately preceding the relevant date, or if such class of Stock is not then traded on the NYSE, the last reported sales price of shares of such class of Stock on the day immediately preceding the relevant date as reported on any exchange or quotation system or for which such class of Stock may be traded, provided, however, that if the Board of Directors determines in
               --------  -------
good faith that a lower price is appropriate, then the Market Price shall be such lower price as determined in good faith by the Board of Directors, or if such class of Stock is not then traded over any exchange or quotation system, the Market Price shall be the price determined in good faith by the Board of Directors of this corporation as the fair market value of shares of such class of Stock on the relevant date.

     NYSE.  The term "NYSE" shall mean the New York Stock Exchange.
     ----

     Ownership Limit.  The term "Ownership Limit" shall mean the maximum amount
     ---------------
of Preferred Stock that may be Beneficially Owned by a Person under subparagraph
(l)(i) of this Section 7 of Article XI, determined without regard to any exception or waiver that may be granted under subparagraph (n) of this Section 7 of Article XI (but taking into account the last sentence of subparagraph (l)(i) of this Section 7 of Article XI).

     Person.  The term "Person" shall mean an individual, corporation,
     ------
partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participates in a public offering of Stock provided that the ownership of Stock by such underwriter would not result in this corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in this corporation failing to qualify as a REIT.

     Purported Beneficial Transferee.  The term "Purported Beneficial
     -------------------------------
Transferee" shall mean, with respect to any purported Transfer which would result in a violation of the limitations in subparagraph (l) of this Section 7 of Article XI, the Purported Beneficial Transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Stock if such Transfer had been valid under subparagraph (l) of this Section 7 of Article XI.

     Purported Record Transferee.  The term "Purported Record Transferee" shall
     ---------------------------
mean with respect to any Purported Transfer which would result in a violation of the limitations in subparagraph (l) of this Section 7 of Article XI, the record holder of the Stock if such Transfer had been valid under subparagraph (l) of this Section 7 of Article XI.

     REIT.  The term "REIT" shall mean a Real Estate Investment Trust under
     ----
Section 856 of the Code.

     Stock.  The term "Stock" shall mean shares of stock of this corporation
     -----
that are Preferred Stock.

     Transfer.  The term "Transfer" shall mean any sale, transfer, gift,
     --------
assignment, devise or other disposition of Stock, including (i) the granting of any option or entering into any agreement or the sale, transfer or other disposition of Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into exchangeable Stock), whether voluntarily or involuntarily, whether of record or beneficially or Beneficially (including, but not limited to, transfers of interests in other entities which result in changes in Beneficial Ownership of Stock), and whether by operation of law or otherwise.

     Trust.  The term "Trust" shall mean the trust created pursuant to
     -----
subparagraph (t)(i) of this Section 7 of Article XI.

     Trustee.  The term "Trustee" shall mean the Person unaffiliated with this
     -------
corporation, or the Purported Beneficial Transferee, or the Purported Record Transferee, that is appointed by this corporation to serve as trustee of the Trust.

(p)  NOTICE OF RESTRICTED TRANSFER
     -----------------------------

     Any Person who Acquires or attempts to Acquire Stock or other securities in violation of subparagraph (l) of this Section 7 of Article XI or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of subparagraph (l) of this Section 7 of
Article XI, shall immediately give written notice to this corporation of such Acquisition, Transfer or other event and shall provide to this corporation such other information as this corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or other event on this corporation's status as a REIT.

(q)  OWNERS REQUIRED TO PROVIDE INFORMATION
     --------------------------------------

     From and after the effective date of the merger of Public Storage Management, Inc. with and into this corporation, each Person who is a beneficial owner or Beneficial Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial Owner shall provide to this corporation such information as this corporation may request, in good faith, in order to determine this corporation's status as a REIT.

(r)  AMBIGUITY
     ---------

     In the case of an ambiguity in the application of any of the provisions of this Section 7 of Article XI, including any definition contained in subparagraph
(o) of this Section 7 of Article XI, the Board of Directors shall have the power to determine the application of the provisions of this Section 7 of Article XI with respect to any situation based on the facts known to it.

(s)  LEGEND
     ------

     Each certificate for shares of any class of Stock shall bear the following legend: "The shares of Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of this corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in Section 7 of Article XI of this corporation's bylaws, no person may Beneficially Own more than 9.9% of the outstanding shares of any series of Preferred Stock of this corporation, with certain further restrictions and exceptions as are set forth in this corporation's Articles of Incorporation and bylaws. Any Person who attempts to own or Beneficially Own Stock in excess of the above limitations must immediately notify this corporation. All capitalized terms in this legend have the meanings defined in Section 7 of Article XI of this corporation's bylaws.
If any of the restrictions on transfer or ownership set forth in Section 7 of
Article XI of the bylaws or this corporation are violated, the Stock represented hereby will be automatically transferred to the Trustee of a Trust for the benefit of a Charitable Beneficiary pursuant to the terms of Section 7 of
Article XI of the bylaws of this corporation. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Section 7 of Article XI of this corporation's bylaws), may be void ab initio. This corporation will furnish to the holder hereof, upon
     -- ------
request and without charge, a complete written statement of the terms and conditions of Section 7 of Article XI of the corporation's bylaws. Requests for such documents may be directed to the corporate secretary."

(t)  TRANSFER OF STOCK IN TRUST
     ---------------------------

     (i) Ownership in Trust; Status of Shares Held in Trust.  Upon any purported
         --------------------------------------------------
     Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of the NYSE), Acquisition or other event that results in the transfer of Stock to a Trust pursuant to subparagraph (m) of this Article IV, such shares of Stock shall be deemed to have been transferred to the Trustee in its capacity as Trustee for the exclusive benefit one or more Charitable Beneficiaries. The Trustee shall be appointed by this corporation and shall be a Person unaffiliated with this corporation, any Purported Beneficial Transferee or Purported Record Transferee. Each Charitable Beneficiary shall be designated by this corporation as provided in subparagraph (v) of this
     Section 7 of Article XI. Shares of Stock so held in Trust shall be issued and outstanding stock of this corporation. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares of Stock held in Trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in Trust. The Purported Record Transferee and the Purported Beneficial Transferee of shares of Stock in violation of subparagraph (l) of this Section 7 of Article XI shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

     (ii) Dividend Rights.  The Trustee shall have all rights to dividends with
          ---------------
     respect to shares of Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by this corporation that the shares of Stock have been transferred to the Trustee with respect to such shares shall be paid over to the Trustee by the recipient thereof upon demand, and any dividend declared but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

     (iii)  Rights upon Liquidation.  In the event of any voluntary or
            -----------------------
     involuntary liquidation, dissolution or winding up of or any distribution of the assets of this corporation, the Trustee shall be entitled to receive, ratably with each other holder of Stock of the class of Stock that is held in the Trust, that portion of the assets of this corporation available for distribution to the holders of such class (determined based upon the ratio that the number of shares of such class of Stock held by the Trustee bears to the total number of shares of such class of Stock then outstanding). The Trustee shall distribute any such assets received in respect of the Stock held in the Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with subparagraph (t)(iv) of this Section 7 of Article XI.

     (iv) Sale of Shares by Trustee.  Within twenty days of receiving notice
          -------------------------
     from this corporation that shares of Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in Trust to a Person, designated by the Trustee, whose ownership of the shares of Stock held in the Trust would not violate the ownership limitations set forth in subparagraph (l) of this Section 7 of
     Article XI. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this subparagraph (t)(iv). The Purported Record Transferee shall receive the lesser of (1) (x) the price per share such Purported Record Transferee paid for the Stock in the purported Transfer that resulted in the transfer of shares of Stock to the Trust, or (y) if the Transfer or other event that resulted in the transfer of shares of Stock to the Trust was not a transaction in which the Purported Record Transferee gave full value for such shares of Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Stock to the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by this corporation that shares of Stock have been transferred to the Trustee, such shares are sold by the Purported Record Transferee, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount such Purported Record Transferee was entitled to receive pursuant to this subparagraph (t)(iv), such excess shall be paid to the Trustee upon demand. The Trustee should have the right and power (but not the obligation) to offer any share of Stock held in the Trust for sale to this corporation on such terms and conditions as the Trustee shall determine appropriate.

     (v) Voting and Notice Rights.  The Trustee shall have all voting rights and
         ------------------------
     rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in Trust.

(u)  SETTLEMENT
     ----------

     Nothing in this Section 7 of Article XI shall preclude the settlement of any transaction entered into through the facilities of the NYSE (but the fact that settlement of a transaction is permitted shall not negate the effect of any other provision of this Section 7 of Article XI and all of the provisions of this Section 7 of Article XI shall apply to the purported transferee of the shares of Stock in such transaction).

(v)  DESIGNATION OF CHARITABLE BENEFICIARY
     -------------------------------------

     By written notice to the Trustee, this corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Stock held in the Trust would not violate the restrictions set forth in subparagraph (l) of this Section 7 of Article XI in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code."